                                                                   Exhibit 10.2


                                   ROBERT BOSI
                               TERMS OF EMPLOYMENT
                                      WITH
                              CONCORD CAMERA CORP.

1)      POSITION

       Interim Senior Vice President and Chief Financial Officer, with duties and responsibilities as generally set forth on Exhibit C annexed hereto. If, at any time during the term of this Agreement, the employee believes it necessary and in the interests of Concord Camera Corp. (the "Company" or "Concord") to access the intellectual capital resources of Tatum CFO Partners, LLC ("Tatum"), for the purpose of obtaining information or services for the benefit of the Company (i.e., in his capacity as a Company employee and not in his capacity as a Tatum partner responding to information or service requests from other Tatum partners or employees), whether or not the Company is identified by name or otherwise in connection therewith, the employee shall first obtain the prior written approval of the Chairman and Chief Executive Officer of the Company.

       If, at any time during the term of his interim employment with the Company, the employee and the Company mutually agree that the employee will become a full-time, permanent employee of the Company, the parties will enter into a new agreement which will set forth the terms and conditions of such new employment and, upon its execution by both parties, will supersede this agreement in all respects.

2)     EMPLOYER

       Concord Camera Corp., a New Jersey corporation.

3)     TERM

       The term hereof shall commence on the first day of the employee's employment with the Company (the "Effective Date") and shall end on June 1, 2005. Thereafter, the term may be renewed or extended by mutual agreement of both parties in writing. The employment may be terminated in accordance with Section 10 below at any time during the term. Unless the parties mutually agree otherwise, the employee will start working for the Company on October 18, 2004.

4)     REPORTS TO

       The Chairman and Chief Executive Officer of the Company.

5)     COMPENSATION

       Salary: $24,990 per month for the term of this Agreement, payable in accordance with the Company's normal payroll policies for executives.

Robert Bosi
Terms of Employment
Page 2 of 7


6)     DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

       The employee will be covered under the directors' and officers' insurance policy of the Company to the same extent as, and subject to the same terms, conditions and limitations as are applicable to, other Company executives; and the Company will provide to the employee written evidence of such insurance coverage.

7)     EXPENSE REIMBURSEMENT

       The Company will reimburse the employee for all reasonable documented expenses necessarily incurred in the performance of the employee's duties. The Company will also reimburse the employee (i) for his reasonable Florida lodging expenses during the term of this Agreement,
       (ii) for the cost of one (1) round trip, economy class flight per month during the term of this Agreement between the Florida offices of the Company and the out-of-state residence of the employee (which may be used by either the employee or his spouse), and (iii) for the cost of the rental of an automobile for his use while in Florida, which auto rental reimbursement will be at the rate of $1,000 per month.

8)     VACATION

       Twenty-three (23) days of unpaid vacation during the term of this Agreement. The employee shall provide the Company a minimum of thirty
       (30) days' prior written notice of a request for vacation days. All vacation days are subject to the Company's approval. The employee shall be entitled to the Company's regularly scheduled holidays.

9)     BENEFITS

       The employee will not be eligible to participate in any employee benefits plans of the Company and will remain on his current medical plan obtained through his spouse (the "Current Medical Plan"); provided that the Company will reimburse the employee for the costs incurred by the employee under the Current Medical Plan up to, but not exceeding, the sum of $600 per month during the term of this Agreement.

10)    TERMINATION

       The employee may be terminated for cause at any time upon written notice which shall be effective immediately or at such other time as shall be specified in the notice. "Cause" shall mean: (i) continued failure to obey reasonable instructions of the person(s) to whom the employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct or other actions in bad faith which are to the detriment of the Company and/or any of its subsidiaries or affiliates;
       (iv) failure to comply with any of the provisions set forth in Exhibit A; or (v) failure to comply with the Code of Conduct annexed as Exhibit B.

Robert Bosi
Terms of Employment
Page 3 of 7


       Either party may terminate the employment of the employee at any time, for any reason (other than "cause") or for no reason, upon giving the other party 30 days' written notice. If the Company elects to terminate pursuant to this paragraph, it may, at its option, request the employee to remain in its employment during all or any portion of the 30-day notice period, provided that the Company shall continue to provide the employee during such period with his base salary and his auto rental and Current Medical Plan reimbursements, as set forth in Sections 5, 7 and 9 above. Alternatively, the Company may, at its option, make the termination effective immediately or at any time during the 30-day notice period and, if it does so, the Company shall pay the employee his base salary, in lieu of notice, for the remainder of such notice period.

       In the event that the employee's employment terminates pursuant to this
       Section 10, the benefits provided to the employee under this Agreement will terminate as of the last day of employment, except as and to the extent set forth above in this Section 10.

       Anything in this Section 10 to the contrary notwithstanding, the Company and the employee acknowledge and agree as follows: (i) the employee shall not have any right to terminate his employment with the Company during the first 90 days of his employment; and (ii) if the Company terminates the employee, other than for "cause" or in connection with the employee becoming a full-time, permanent employee of the Company, during this initial 90-day period, then, notwithstanding that the expiration date of the 30-day termination notice period or the effective date of termination precedes the expiration of this initial 90-day period, the employee shall receive his base salary (payable in accordance with the Company's normal payroll policies for executives) and his Current Medical Plan reimbursements through the 90th day after his employment commencement date.

11)    CONFIDENTIALITY AND INTELLECTUAL PROPERTY; NON-COMPETE; CODE OF CONDUCT

       Annexed hereto as Exhibits A and B, respectively, are provisions applicable to the employee which are incorporated herein by reference and are part of this Agreement. As consideration for the covenants of employee set forth in Exhibit A, the Company hereby employs or continues to employ employee and employee hereby accepts employment or continued employment upon the terms and conditions contained herein. The employee acknowledges and agrees that the provisions set forth in Exhibits A and B do not affect the Company's ability to terminate the employee at any time with or without cause. If a provision set forth in this Term Sheet(1) conflicts with a provision set forth in one or both of these Exhibits, then the provisions of this Term Sheet shall govern. The obligations set forth in Exhibits A and B shall survive any termination of the employee's employment and/or any termination or expiration of this Agreement.


---------------
1 As used herein, "Term Sheet" means the portion of these Terms of Employment up through and including the signature page. The "Agreement" or "Terms of Employment" means the Term Sheet together with all exhibits and schedules to the same.

Robert Bosi
Terms of Employment
Page 4 of 7


12)    REPRESENTATION BY EMPLOYEE

       The employee acknowledges and represents that he is not subject to any agreement or understanding, oral or written, direct or indirect, which would in any way prohibit, interfere with, restrict or limit: (a) the employee's employment by the Company (or any of its subsidiaries or affiliates); or (b) any activities contemplated as part of the employee's employment hereunder. The foregoing includes, but is not limited to, any agreement or covenant relating to non-competition, non-solicitation, confidentiality and/or non-interference. If the employee has ever signed or been subject to one or more agreements of the nature described above, the employee promptly disclosed them to the Company and provided the Company with complete copies of them.

13)    ACKNOWLEDGMENT OF REPRESENTATION BY COUNSEL

       The employee acknowledges that he has been represented by independent counsel or has knowingly waived his right to be represented by independent counsel with respect to the negotiation and execution of this Agreement and with respect to the subject matter hereof.

14)    INDEMNIFICATION

       The employee agrees to indemnify the Company and its subsidiaries and affiliates against any damages, claims, expenses or costs, including attorneys' fees, incurred by the Company or any such subsidiary or affiliate relating directly or indirectly to any act or omission of the employee outside of the scope of the employee's duties and responsibilities as an employee of the Company.

15)    ENTIRE AGREEMENT

       This Agreement (which includes all schedules and exhibits hereto) contains the entire understanding and agreement between the parties and supersedes any prior understandings or agreements, oral or written, between them relating to the subject matter hereof. Any amendments to this Agreement must be in writing, signed by the parties affected by the amendment.

Robert Bosi
Terms of Employment
Page 5 of 7


16)    SEVERABILITY

       If any provision of this Agreement is held breached, illegal, invalid or unenforceable, such provision shall be deemed severed and the remainder of this Agreement will remain binding on the parties as though the breached, illegal, invalid or unenforceable provision had not been included.

17)    ATTORNEYS' FEES

       If any action at law or in equity is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, whether at pretrial, trial or appellate levels, which may be set by the court in the same action or in a separate action for that purpose, including reasonable costs and fees awarded in such action, in addition to any other relief to which the party may be entitled.

18)    GOVERNING LAW

       This Agreement and the employment of the employee shall be governed by the laws of the State of Florida. Any litigation related to or arising out of this Agreement shall be brought in the state or federal courts of the State of Florida, or in the event the Company moves its principal place of business from the State of Florida, in the state or federal courts of the state of such other principal place of business. The parties agree that service of process may be effected by certified or registered mail, return receipt requested, or by regular mail if certified or registered mail is refused. The parties further agree to waive, and do hereby waive, trial by jury. The employee agrees and acknowledges that in the event of his violation of any term or condition of this Agreement, the Company will have no adequate remedy at law and shall, therefore, be entitled to enforce any provision hereof by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security and without prejudice to any other remedies that may be available to the Company at law or in equity.

Robert Bosi
Terms of Employment
Page 6 of 7



ACCEPTED AND AGREED:                   ACCEPTED AND AGREED:

EMPLOYEE                               CONCORD CAMERA CORP.


     /s/  Robert Bosi                  By: /s/  Ira B. Lampert
-------------------------------            -----------------------------------
Robert Bosi                                Ira B. Lampert
                                           Chairman, Chief Executive Officer
                                           and President


Date:    10/21/2004                    Date:   10/21/2004
     --------------------------             ----------------------------------

Robert Bosi
Terms of Employment
Page 7 of 7


                         EXHIBITS TO TERMS OF EMPLOYMENT
                                  (Robert Bosi)

EXHIBITS            DOCUMENT
A                   Confidentiality/Intellectual Property
                    Restrictions and Non-Compete

B                   Concord Camera Corp. Code of Conduct

C                   Employee Duties and Responsibilities

                                                                      EXHIBIT A





                              CONCORD CAMERA CORP.



               CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS
                                 AND NON-COMPETE





         Incorporated by reference to the Company's annual report on Form 10-K for the year ended June 28, 2003 which Confidentiality/Intellectual Property Restrictions and Non-Compete, dated February 12, 2001 was filed as part of Exhibit 10.41.

                                                                      EXHIBIT B





                              CONCORD CAMERA CORP.



                                 CODE OF CONDUCT

                            CERTIFICATE OF COMPLIANCE


         I hereby acknowledge receipt of the attached Concord Camera Corp. Code of Conduct and have read and understand it. I agree to abide by the terms of the Code of Conduct, as the same may be modified from time to time by Concord Camera Corp. in its sole discretion. I understand and agree that, by continuing my employment or other relationship with Concord Camera Corp. or any of its subsidiary companies, I agree to abide by the provisions of the Code of Conduct as the same may be so modified from time to time. I understand that any violation of the Code of Conduct will subject me to appropriate disciplinary action. I further understand and acknowledge that the Code of Conduct is not a contract of employment and does not alter my status as an at-will employee.


                                    ---------------------------------------
                                              (Signature)


                                    ---------------------------------------
                                           (Printed Name)


                                    ---------------------------------------
                                               (Position)


                                    ---------------------------------------
                                               (Address)


                                    ---------------------------------------
                                              (Date Signed)

                                    CONTENTS

I.       INTRODUCTION....................................................   1

II.      CITIZENSHIP AND PUBLIC RESPONSIBILITY...........................   1
         1.       Compliance with Laws...................................   1
         2.       Relations with Customers and Other Third Parties.......   2
         3.       Competition............................................   3
         4.       Proper Accounting and Financial Integrity..............   4

III.     USE OF COMPANY ASSETS, FACILITIES AND SERVICES..................   5
         1.       Improper Payments......................................   5
         2.       Political Contributions................................   6
         3.       Safeguarding Assets....................................   6

IV.      SELECTION OF VENDORS OF GOODS AND SUPPLIERS OF
         SERVICES........................................................   6

V.       CONFLICT OF INTEREST; CORPORATE OPPORTUNITIES...................   6

VI.      SECURITIES TRADING..............................................   8
         1.       Inside Information.....................................   8
         2.       Trading Guidelines.....................................   9
         3.       Reporting and Other Obligations........................   9

VII.     ACCURATE AND TIMELY PERIODIC REPORTS............................   10

VIII.    DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION..................   10

IX.      OWNERSHIP OF INTELLECTUAL PROPERTY..............................   11

X.       COMPETITION WITH THE COMPANY....................................   12

XI.      ENVIRONMENT, HEALTH AND SAFETY..................................   13

XII.     EMPLOYMENT ISSUES...............................................   13
         1.       Equal Opportunity......................................   13
         2.       Harassment.............................................   13
         3.       Disability.............................................   13

XIII.    INTERNAL COMMUNICATION; ENFORCEMENT
         OF POLICY; REPORTING SUSPECTED NON-COMPLIANCE...................   14

XIV.     EFFECTS OF FAILURE TO COMPLY WITH CODE..........................   15

XV.      WAIVERS.........................................................   15

XVI.     CODE NOT A CONTRACT OF EMPLOYMENT...............................   15

XVII.    NAMES AND NUMBERS...............................................   16

                              CONCORD CAMERA CORP.
                                 CODE OF CONDUCT

I.       INTRODUCTION

         This Code of Conduct is a statement by Concord Camera Corp. of the manner in which it intends to conduct its business activities. It sets forth the standards of conduct and ethics which Concord Camera Corp. requires of each of its directors, officers and employees and the directors, officers and employees of each of its subsidiary companies.

         This Code of Conduct is not an employment contract. It does not change the status of any at-will employee of Concord Camera Corp. or any of its subsidiary companies. Compliance with its terms, however, is a condition to continued employment and, as the case may be, directorship with Concord Camera Corp. and its subsidiary companies. Accordingly, each director, officer and employee of Concord Camera Corp. and each of its subsidiary companies must acknowledge receipt of this Code of Conduct and agree to be bound by its terms.

         Concord Camera Corp. reserves the right to modify this Code of Conduct, at its sole discretion. Concord Camera Corp. will update these standards from time to time as it deems appropriate to reflect changes in the legal and regulatory framework applicable to Concord Camera Corp., the business practices within its industry, its own business practices and the prevailing ethical standards of the community in which it operates. It is the responsibility of each and every individual director, officer and employee of Concord Camera Corp. and its subsidiaries to comply with this Code of Conduct.

         All references in this Code of Conduct to the "Company" include Concord Camera Corp. and each of its subsidiary companies.

II.      CITIZENSHIP AND PUBLIC RESPONSIBILITY

         The Code of Conduct is intended to apply to all business activities conducted on behalf of the Company. The success of the Company is predicated on conducting its business affairs in a socially responsible manner, while seeking to promote the most important dynamic of a public company: earning the profits which make possible the continued existence and growth of the Company, satisfying investors' expectations of a fair return, providing jobs for employees, and contributing to the well-being of the various communities in which the Company does business.

         1.       Compliance with Laws, Rules and Regulations

                  Recognition of the public interest must be a permanent Company commitment in the conduct of its affairs. The activities of all of the Company's employees, officers and directors (collectively referred to hereinafter as "Affiliates") acting on its behalf must always be in full compliance with applicable laws and governmental regulations. In this regard, no Affiliate should assist a third party in violating any applicable law or governmental regulation. When there is any doubt as to the lawfulness of any proposed activity, advice must be sought from the Company's General Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

                  The Company is committed to:

                      o    maintaining a safe and healthy work environment;

                      o    promoting a workplace that is free from
                           discrimination or harassment based on any legally protected status including but not limited to sex, race, national origin, religion or age;

                      o supporting fair competition and laws prohibiting restraints of trade and other unfair trade practices; and

                      o conducting its activities in compliance with all applicable governmental laws, rules and regulations, including all applicable state and federal securities laws.

                  Violation of applicable laws or governmental regulations may subject the Company and any involved Affiliate to severe consequences, including injunctions, monetary damages (which could far exceed the value of any gain realized as a result of the violation, and which could be tripled in certain cases), fines, and criminal penalties, including imprisonment. Actual or apparent violations of applicable laws or governmental regulations by the Company and any involved Affiliate can also undermine the confidence of the Company's investors, creditors and bankers, as well as the general public.

         2.       Relations with Customers and Other Third Parties

                  (a) It is the Company's fundamental objective and policy to:

                      o provide customers with quality merchandise and service at fair prices;

                      o    deal with customers fairly, honestly and courteously;

                      o    ascertain and satisfy customers needs; and

                      o live up to obligations to customers and satisfy their complaints fairly and with dispatch, forever mindful of the fact that a satisfied customer is a valuable Company asset.

                  (b) The Company is also committed to promoting the values of honesty, integrity and fairness in the conduct of its business and sustaining a work environment that fosters mutual respect, openness and individual integrity. Affiliates are expected to deal honestly and fairly with the Company's customers, suppliers, competitors and other third parties. To this end, Affiliates shall not:

                      o make false or misleading statements to customers, suppliers or other third parties;

                      o make false or misleading statements about competitors;

                      o solicit or accept any fee, commission or other compensation for referring a customer to a third party vendor; or

                      o otherwise take unfair advantage of the Company's customers or suppliers, or other third parties, through manipulation, concealment, abuse of privileged information or any other unfair dealing practice.

         3.       Competition

                  The purpose of the United States federal and state antitrust and trade practice laws is to preserve our free enterprise system. These laws are founded on the belief that the public interest is best served by vigorous and fair competition, free from collusive agreements among competitors. The Company is committed to this belief, and while the Company competes aggressively and creatively in its business activities, its efforts in the marketplace will be conducted in a fair and ethical manner in strict accordance with the letter and spirit of applicable antitrust and trade practice laws.

                  Affiliates must be aware of the serious criminal and civil consequences of violations of these laws. First, a violation of the antitrust laws may be prosecuted as a felony, and conviction may result in heavy corporate and individual fines, and substantial prison sentences. Second, injunctions obtained by the United States Department of Justice or a State Attorney General, or orders by the Federal Trade Commission ("FTC"), may place severe restrictions on the Company. Violation of an injunction is punishable by fine or imprisonment; and violation of an FTC Order can result in substantial monetary penalties. Finally, persons injured by violations of certain of the antitrust laws may sue and recover triple the amount of their actual damages.

                  The antitrust laws forbid collusion among competitors to restrain trade and attempts or conspiracies to monopolize by means of predatory or unfair tactics. They also prohibit certain restrictive arrangements with customers, particularly those that fix resale prices or otherwise unreasonably restrain customer sales or purchases of merchandise. Any agreement, mutual consent or understanding, whether expressed or implied, oral or written, may be sufficient to establish collusion. It is illegal to collude with competitors to:

                  (a) raise, lower, maintain, stabilize or otherwise fix prices, discounts, allowances, credit terms or any other price elements;

                  (b) fix the price at which merchandise will be purchased from suppliers or resold by customers;

                  (c)      limit or control production or sales;

                  (d) allocate customers or divide markets or marketing territories; or

                  (e)      boycott suppliers or customers.

                  No Affiliate may participate in any such collusive arrangement or practice with a competitor. Nor may any Affiliate engage in any predatory or unfair conduct designed to exclude competition; enter into, or discuss, any arrangement with a customer to fix resale prices; or, except with the prior written approval of the Company's Chief Executive Officer and its General Counsel, enter into any arrangement with a customer otherwise restricting the customer's ability to purchase or sell merchandise.

                  It is equally important to avoid contacts and dealings with competitors that might lead to an inference of collusion. Accordingly, no Affiliate may discuss with a competitor any of the above topics, including prices (past, present or future), pricing procedures, profit levels, selection of resources, merchandising plans or other competitive business information. If a simple refusal to participate is not sufficient to end the discussion, an Affiliate should leave the meeting and promptly report the incident to the Company's General Counsel.

                  Trade associations, trade shows and similar activities are particularly sensitive because they provide an opportunity for gatherings of competitors. The Company supports only those trade associations and activities which perform useful and legitimate functions in our industry. Affiliates may attend activities of trade associations at which competitors are present only with management's approval.

         4.       Proper Accounting and Financial Integrity

                  All financial transactions must be executed in accordance with management's general or specific authorization. The Company's books, records and accounts must reflect, accurately and fairly and within the Company's regular system of accountability, all of the Company's transactions and the acquisition and/or disposition of its assets. All transactions must be accurately recorded to permit the preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") consistently applied and other applicable rules, regulations and criteria, and to insure full accountability for all of the Company's assets and activities. Any proposed accounting adjustment that materially departs from GAAP must be reported to the Audit Committee of the Board of Directors of Concord Camera Corp. (hereinafter, the "Audit Committee") and the Company's independent auditors. In addition, all material off-balance-sheet transactions, arrangements and obligations (contingent or otherwise), and other relationships of the Company with unconsolidated entities or other persons that may have material current or future effects on the financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses must be disclosed to the Audit Committee and the Company's independent auditors. Under no circumstances may there be any unrecorded Company funds or assets, regardless of the purpose for which the funds or assets may have been intended, or any improper or inaccurate entry knowingly made on the Company's books and records. No payment on behalf of the Company may be approved or made with the intention or understanding that any part of the payment is to be used for a purpose other than as described by the documents supporting the payment.

                  All Affiliates must cooperate fully with the Company's internal audit staff, independent auditors, the Audit Committee and counsel to enable them to discharge their responsibilities to the Company. No Affiliate may interfere with or seek to improperly influence, directly or indirectly, the auditing of the Company's financial records. Violation of these provisions shall result in disciplinary action, up to and including termination, and may also subject the violator to substantial civil and criminal liability.

                  If an Affiliate becomes aware of any improper transaction or accounting practice concerning the resources of the Company, he or she should report the matter immediately to the Company's Chief Financial Officer or to a member of the Audit Committee. An Affiliate may also file a confidential, anonymous complaint with the Chairman of the Audit Committee, Ronald S. Cooper, if the Affiliate has information regarding questionable accounting or auditing matters. Contact details for Mr. Cooper are set forth in Article XVII below. There will be no retaliation against Affiliates who disclose questionable accounting or auditing matters in good faith.

III.     USE OF COMPANY ASSETS, FACILITIES AND SERVICES

         The use of Company assets, including proprietary information, facilities or services, for any unlawful, improper or unauthorized purpose is strictly prohibited.

         No Affiliate may make any expenditures or otherwise make any commitments affecting the Company's assets unless properly authorized.

         1.       Improper Payments

                  No payments or gifts of anything of value (in money, property, discounts, services, rebates or otherwise), regardless of form, may be made or offered, directly or indirectly, in the conduct of the Company's affairs:

                  (a) to any domestic or foreign governments, agencies, officials, employees or agents, for purposes other than the satisfaction of lawful obligations; or

                  (b) to any private party, involving the use of the Company's assets or resources, except in the ordinary course of business.

                  Such payments or gifts, whether or not called gratuities and whether or not expressly or impliedly in exchange for certain conduct, may be perceived to be bribery or otherwise improper and are prohibited.

         2.       Political Contributions

                  No contributions of Company assets or resources or use of its facilities, regardless of form, may be made or offered, directly or indirectly, by any Affiliate to any political party, or any candidate for, or holder of, political office, either domestic or foreign. Affiliates must refrain from applying any pressure on or harassment of other Affiliates in political matters.

                  These restrictions are not intended to prohibit or discourage Affiliates from making personal contributions to political candidates or parties of their choice, or from participating in the political process for their own account and on their own time. Personal political contributions by Affiliates, however, will not be reimbursed by the Company, directly or indirectly.

         3.       Safeguarding Assets

                  Company assets must be safeguarded not only against inadvertent loss, but also against intentional misappropriation. Assets include not only cash, fixtures, furniture and equipment, but also merchandise, business and product plans, trade secrets and other proprietary or confidential information and related matters.

IV.      SELECTION OF VENDORS OF GOODS AND SUPPLIERS OF SERVICES

         The selection of a vendor or supplier of goods and/or services to the Company must be based on quality, need, performance and cost.

         In dealing with vendors, it is the responsibility of all Affiliates to actively promote the best interests of the Company, within legal limits, through aggressive attention to opportunities and to obtaining fair terms and treatment for the Company.

V.       CONFLICT OF INTEREST; CORPORATE OPPORTUNITIES

         No Affiliate may directly or indirectly engage or participate in, or authorize, any transaction or arrangement involving, or raising questions of, possible conflict, whether ethical or legal, between the interests of the Company and the personal interests of the Affiliate.

         No Affiliate or any member of his or her family may, directly or indirectly, acquire or hold any beneficial interest of any kind in any firm or entity that does, or in the recent past did, business with the Company ("Related Business"), or which is currently or prospectively competing in any manner with the Company. This prohibition does not apply to the acquisition or holding of any security in a Related Business through a mutual fund or of any interest therein not in excess of 1% of any class of securities listed on a national securities exchange or traded in an established over-the-counter securities market. Activities and holdings which have the appearance of impropriety must also be avoided.

         No Affiliate or any member of his or her family may, directly or indirectly, seek, accept or retain gifts or other personal or business favors from any Related Business or from any individual or organization seeking to do business with the Company. Such personal or business favors include any type of gift, gratuity, use of facilities, favor, entertainment, service, loan, fee or compensation or anything of monetary value. Specific exceptions to this prohibition will be made if there is no reasonable likelihood of improper influence in the performance of duties on the part of the Affiliate on behalf of the Company and if the personal benefit falls into one of the following categories:

         o normal business courtesies, such as meals, involving no more than ordinary amenities;

         o paid trips or guest accommodations in connection with the Company's business and with the prior approval of the Chief Financial Officer or Chief Executive Officer;

         o fees or other compensation received from any organization in which membership or an official position is held, but only if approved by the Chief Financial Officer or Chief Executive Officer;

         o loans from financial institutions made in the ordinary course of their business on customary terms and at prevailing rates;

         o gifts of nominal value (less than $100) during the holiday season.

         No Affiliate or any member of his or her family may serve as a director, officer or employee of, or consultant to, or otherwise operate, a competitor or a Related Business without the prior written approval of the Company's Chief Financial Officer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company. For purposes of this
Article V, the term "family" shall include spouse, minor or adult children or step-children, parents, grandparents, grandchildren, or individuals residing in the employee's household, whether or not related.

         If any Affiliate, or member of his or her family, directly or indirectly owns a financial interest in, or has an obligation to, a Related Business, and if that interest or obligation is significant to the Affiliate or family member, neither the Affiliate nor his or her family member may conduct business with the Related Business without the prior written approval of the Company's Chief Financial Officer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

         No Affiliate and no member of his or her family member may act as a broker, finder or other intermediary for his or her benefit, or for the benefit of any third party, in any transaction involving the Company without the prior written approval of the Company's Chief Financial Officer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

         Gifts or entertainment which have an aggregate value in any year in excess of $100 are considered to be excessive and may not be accepted by any Affiliate. This prohibition shall also apply to common courtesies and hospitalities if their scale or nature would in any way appear to affect the impartiality of the Affiliate or imply a conflict of interest. However, this prohibition is not meant to preclude an Affiliate's acceptance of business entertainment that is not intended to influence his or her obligations to the Company and which is reasonable in nature, frequency and cost; for example, a lunch, dinner or occasional athletic, social or cultural event, or participation in corporate promotional events.

         An Affiliate must make every effort to refuse to accept, or to return, any gift or gifts from a Related Business exceeding $100 in value. If the Affiliate determines that the donor would be insulted or embarrassed if the gift is refused or returned, the Affiliate must promptly report the gift to his or her supervisor and deliver the gift, or a check payable to the Company for the fair value of the gift, to the Company's Chief Financial Officer. The Company will then donate it to charity.

         Directors and officers shall notify the Company's General Counsel, and employees shall notify their immediate supervisor or the General Counsel, of the existence of any actual or apparent conflict of interest and/or any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

VI.      SECURITIES TRADING

         1. Inside Information. Affiliates may not disclose material nonpublic (i.e., "inside") information concerning the Company to anyone not employed by the Company, or to any Affiliate who has no business need for such information, unless and until the information has been publicly released by the Company.

         Affiliates are also prohibited from buying or selling, directly or indirectly through third parties, the publicly-traded securities of any company, including the Company, on the basis of material nonpublic information concerning, or obtained directly or indirectly from or through, the Company.

         What is "material"? Material information is information that would be expected to affect either the investment decision of a reasonable investor or the market price of the stock. Material information may include information (whether positive or negative) relating to earnings, dividend actions, mergers or acquisitions, new products, personnel changes, labor operations, marketing changes or other matters, each depending upon all the relevant facts and circumstances. It may at times be difficult to determine materiality, particularly on a prospective basis, and the facts in each case must be carefully weighed. It should be remembered that plaintiffs who challenge and judges who rule on particular transactions or activities have the benefit of hindsight. Therefore, whenever there is any question concerning materiality, the Affiliate should either refrain from trading or consult the Company's General Counsel or Corporate Counsel.

         What is "non-public"? Information is non-public if it has not been disseminated in the Company's annual or periodic reports to shareholders, has not previously been the subject of a widely disseminated press release intended for and made available to the public, or has not been widely reported in the media, market letters, statistical services or the like. The mere existence of widespread rumors or unconfirmed press speculation concerning the information, however, does not mean that the information has been adequately disseminated.

         2. Trading Guidelines. Investment by Affiliates in the Company's stock is generally desirable and should not be discouraged. However, such investments must be made with caution and with recognition of the legal prohibitions concerning the use by corporate "insiders" of confidential information for their own profit. Guidelines to aid employees in determining when trading in the Company's stock are appropriate are set forth below. It should be noted that "trading" includes not only purchases and sales, but also exercises of options, warrants, puts and calls, etc. The prohibition on the use of material inside information also extends to the securities of other entities, such as Related Businesses, as to which an Affiliate may become in possession of non-public information in the course of his or her employment by the Company.

                  A. An Affiliate may not trade if the Affiliate has knowledge of material information about the Company which has not been made widely available to the investing public. If there are questions whether information may be material, or if it has not been made widely available to the investing public, the matter should be discussed with the Company's General Counsel or Corporate Counsel. Once information has been released by the Company, an Affiliate must still refrain from trading until sufficient time has passed to insure that the information has been made widely available to the investing public. In most cases, an Affiliate should refrain from trading until 48 hours after release by the Company of the information. If there are questions as to whether it is appropriate to trade in given circumstances, the Affiliate should contact the Company's General Counsel or Corporate Counsel for advice before trading.

                  B. Directors of Concord Camera Corp. and officers who have been designated by the Board of Directors as "officers" for securities law reporting purposes (hereinafter "Executive Officers") must always obtain prior permission from the Compliance Officer before trading. Other officers may trade if no limitation on trading has been declared and the officer does not possess any material information about the Company which has not been publicly disclosed.

         3. Reporting and Other Obligations. Executive Officers, directors and significant beneficial owners of the Company's common stock are also subject to specific reporting and other requirements under federal and state securities laws. Each of these persons will receive questionnaires and requests for information from the Company from time to time to aid the Company in complying with these laws. It is incumbent upon such persons to provide such information promptly, fully and accurately. Each person who is or becomes a beneficial owner of 10% or more of any class of the Company's securities must also comply with the reporting requirements and liability provisions of Section 16 of the Securities Exchange Act of 1934.

VII.     ACCURATE AND TIMELY PERIODIC REPORTS

         The Company is committed to providing investors with full, fair, accurate, timely and understandable disclosure in reports and documents that it files with, or submits to, the U.S. Securities and Exchange Commission ("SEC") and in other public communications made by the Company. To this end, the Company shall:

         o maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;

         o maintain books and records that accurately and fairly reflect the Company's transactions;

         o maintain a system of disclosure controls and procedures that will provide reasonable assurance to management that material information about the Company is made known to senior management, particularly during the periods in which the Company's periodic reports are being prepared; and

         o present information in a clear, understandable and orderly manner in the Company's periodic reports.

         All Affiliates are required to cooperate with management of the Company to help achieve these goals.

VIII.    DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION

         Safeguarding confidential information concerning the Company, its present and prospective business, and its customers, suppliers and investors is essential to the successful conduct of the Company's business.

         All information developed within the Company with respect to its business is confidential and must not be disclosed or otherwise made available to any person who is not an Affiliate. If any Affiliate is required by a court of law or by any governmental body to disclose or otherwise make available such information, the Affiliate must promptly notify the Company's Chief Executive Officer and its General Counsel of this requirement so that the Company may exhaust its legal rights to maintain the confidentiality of such information or to limit its further disclosure.

         All external communications intended for the general public, the financial community or the press regarding the Company or its business must be approved in advance by the Company's Chief Executive Officer, its Chief Financial Officer, and by its General Counsel.

         Confidential information encompasses all information relating to: (A) the business affairs and operations of the Company which is not otherwise available as public information and includes, but is not limited to, information or materials concerning (I) vendors, suppliers and customers of the Company (including mailing lists, credit card or charge card numbers, price and mark-up determinations, sales or sales trends, and costs of products or services paid by the Company), (II) Company budgets, business plans and marketing plans, and
(III) proprietary products or processes and any other confidential or nonpublic information concerning copyrights, trademarks, trade names, service marks, inventions, patents and products; and (B) all confidential information relating to any third party with whom the Company is under an obligation of confidentiality. This information may take a variety of forms, including:

         o  Confidential or proprietary business documents

         o  PC disks containing confidential or proprietary information

         o  Blueprints or design idea sketches

         o  Restricted vendor, supplier or customer information

         o  Financial data

         o  Payroll documents or reports

         Each Affiliate must keep all papers which include or reflect confidential information at the principal place of business of the Company or at such other place or places as the Company may designate from time to time. All such confidential information should be securely maintained by each Affiliate and should not be left out in the open or otherwise accessible to unauthorized persons, and should not be carelessly discarded or discussed in public (e.g., in an elevator where unauthorized persons may have access to it).

         Upon the termination of any Affiliate's employment with the Company, the Affiliate must deliver to the Company all documents, papers, records, files, recordings, digital and electronically stored information, computer or word-processing software, and any and all other materials containing confidential information; and the Affiliate may not retain any copies, duplicates, summaries or other descriptions of any of these materials.

         Each Affiliate is bound by these obligations with respect to the confidential information of the Company not only during the period of his or her employment with the Company, but also following the termination of his or her employment with the Company.

IX.      OWNERSHIP OF INTELLECTUAL PROPERTY

         Any and all inventions (I) which are made, conceived, developed or enhanced by any Affiliate, either alone or together with others, during his or her employment with the Company, and (II) which relate to the business or operations of the Company, or result from any work performed by the Affiliate for the Company, are the sole property of the Company and the Affiliate waives any and all right or interest that he or she may otherwise have with respect to any such invention. The term "inventions" means discoveries, improvements and ideas (whether or not patentable or copyrightable) which relate to any aspect of the Company's activities or business, or which are made through the use of the Company's materials, equipment or facilities.

         Any Affiliate who makes, conceives, develops or enhances any such inventions during the term of his or her employment with the Company must promptly and fully inform the Company in writing of such inventions and, if requested by the Company, execute, acknowledge and deliver to the Company such written instruments, and do such other acts or render such assistance, as may be necessary or appropriate, in the opinion of the Company, to confirm the title of the Company to such inventions and its right to obtain and maintain letters patent or similar protection with respect thereto.

X.       COMPETITION WITH THE COMPANY

         No Affiliate may, during the term of his or her employment with the Company, engage in any of the following activities, directly or indirectly:

         (a) be or become interested in or associated with, or represent or otherwise render assistance or services to (whether as an officer, director, stockholder, partner, consultant, contractor, owner, employee, agent or creditor, or otherwise), any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; except that the Affiliate may own, solely as an investment, the securities of any business if such ownership is (I) not as a controlling person of such business; (II) not as a member of a group that controls such business, and (III) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business and such business is listed on a national securities exchange or traded in an established over-the-counter securities market;

         (b) induce or seek to influence any other Affiliate (or any consultant to) the Company to leave its employ (or terminate its consultancy) or to become financially interested in a similar business;

         (c) aid a competitor or supplier of the Company in any attempt to hire any person who has been employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid;

         (d) induce or attempt to influence any person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company;

         (e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formerly employed by the Company or formerly acting as a consultant to the Company; or

         (f) aid, assist or transact any business with any person who was an employee of, or a consultant to, any customer of the Company.

         These restrictions, however, do not prohibit any Affiliate from (I) serving on the board of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations; (II) engaging in charitable activities and community affairs; or (III) being involved in other business transactions, provided only that these activities do not interfere with the proper performance of his or her duties and responsibilities as an Affiliate of the Company.

XI.      ENVIRONMENT, HEALTH AND SAFETY

         The Company is committed to environmental, health and safety protection for its Affiliates, customers, neighbors and others who may be affected by its products or activities.

         The laws and regulations in this area are complex, and violations can result in severe criminal and civil penalties for the Company and responsible Affiliates. If an Affiliate is faced with an environmental, health or safety issue, the Affiliate should promptly contact the Company's executive in charge of the office in which the Affiliate works to discuss that matter.

XII.     EMPLOYMENT ISSUES

         1. Equal Opportunity. The Company affords equal opportunity for employment, including equal treatment in hiring, promotion, training, compensation, termination and disciplinary action, to all individuals regardless of race, color, religion, national origin, sex (except where sex is a bona fide occupational qualification), sexual preference, marital status, veteran status, physical or mental disability (except where the disability is a job-related disqualifying factor), or any other status protected by law. Unlawful discrimination can expose the Company to substantial damages and unfavorable publicity. All Affiliates are required to conduct their Company activities with due regard to this policy.

         2. Harassment. It is the Company's policy to maintain a work environment free from all forms of harassment and to insist that all Affiliates be treated with dignity, respect and courtesy. Any comments or conduct relating to a person's race, religion, age, sex or ethnic background that fail to respect the dignity and feelings of the individual are unacceptable. Also unacceptable are comments or conduct of a sexual nature, where such behavior tends to threaten or offend a fellow Affiliate. Affiliates are cautioned that even joking or mild comments or conduct may violate this policy. It is the Company's goal that such comments or conduct not occur and should they occur, that they be rectified fairly and quickly.

         3. Disability. The Company is required to make reasonable accommodations to the known physical or mental limitations of a qualified employee or applicant with a disability if, with these accommodations, the person can perform the essential functions of his or her job. The Company may be excused from making a reasonable accommodation if the accommodation would impose an "undue hardship" on its business.

XIII. INTERNAL COMMUNICATION; ENFORCEMENT OF POLICY; REPORTING SUSPECTED NON-COMPLIANCE

         1.       Internal Communication

         The policies contained in this Code of Conduct will be communicated to all Affiliates, each of whom will be required to sign the attached Certificate of Compliance at least once. New Affiliates will be required to do so at the date of their initial employment. Other Affiliates will be required to do so upon their receipt of this Code of Conduct.

                  The current version of this Code of Conduct, as the same may be modified by the Company from time to time in its sole discretion, shall be posted on the Company's internet website: www.concord-camera.com. It is currently posted on the Investor Relations page of the website. Affiliates will be notified when a new version of the Code of Conduct has been posted on the website or otherwise distributed or made available to Affiliates, and will be asked to acknowledge that they have read and will abide by the then current version of this Code of Conduct.

         2.       Enforcement of Policy; Reporting Suspected Non-Compliance

                  a. General Policy. To assist in the administration of the Code of Conduct, the Company has established the position of Compliance Officer. The Company's General Counsel, Alan Schutzman, is currently acting as the Compliance Officer. As part of its commitment to ethical and legal conduct, the Company expects its Affiliates to bring to the attention of the Compliance Officer, or any of the people he or she designates, information about suspected violations of this Code of Conduct or of law by any Affiliate or agent of the Company. Employees who have information about suspected improper accounting or auditing matters should bring it to the attention of the Chief Financial Officer and/or a member of the Audit Committee, or submit an anonymous complaint. Employees are required to come forward with any such information, without regard to the identity or position of the suspected offender. The Company will treat the information in a confidential manner to the extent possible (consistent with appropriate evaluation and investigation) and will seek to ensure that no acts of retribution or retaliation will be taken against anyone for making a report in good faith.

                  Because failure to report criminal activity can itself be understood to condone the crime, we emphasize the importance of reporting. Failure to report knowledge of wrongdoing may result in disciplinary action against those who fail to report.

                  b. Complaint Procedure. Information about known or suspected violations by any Affiliate or agent of the Company should be reported promptly. Whenever practical an employee should do so in writing. Reports of violations will be investigated under the Compliance Officer's supervision, as he or she finds appropriate. Employees are expected to cooperate in the investigation of reported violations.

                  c. Confidentiality. In order to encourage uninhibited communication of such matters, such reports will be treated confidentially to the fullest extent possible. Affiliates should be aware that the Compliance Officer, and those assisting him or her are obligated to act in the best interests of the Company, and do not act as personal representatives or lawyers for employees or other Affiliates.

                  d. Protection Against Retaliation. Retaliation in any form against an individual who reports a violation of this Code of Conduct or of law, even if the report is mistaken, or who assists in the investigation of a reported violation, is itself a serious violation of this Code of Conduct. Acts of retaliation should be reported immediately and will be disciplined appropriately.

XIV.     EFFECTS OF FAILURE TO COMPLY WITH CODE

         Conduct violative of this Code is expressly forbidden. It is important that each Affiliate comply not only with the letter but, equally importantly, with the spirit of this Code. Any Affiliate whose conduct violates this Code will be subject to disciplinary action by the Company, including, in the Company's discretion, discharge and/or forfeiture of any benefits or rights (including contractual rights) which, under applicable law, are forfeitable upon a discharge for cause, and to the enforcement of such other remedies as the Company may have under applicable law.

         The summaries of laws contained in this Code are brief and necessarily omit many subtleties and variations that exist in such laws, as well as other laws that may impose requirements upon the Company. In addition, laws which affect the Company may be supplemented, amended or repealed from time to time. Therefore, an Affiliate should request prior advice from the Company's General Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company, if the Affiliate has any question or uncertainty concerning the impact of applicable laws upon his or her Company activities.

XV.      WAIVERS

         A waiver of a provision of this Code of Conduct may be made for a director or Executive Officer only if approved by resolution of the Company's Board of Directors. A provision of this Code of Conduct may be waived for any other Affiliate only with the approval of the Company's Chief Executive Officer. Any waiver of this Code granted to a director or Executive Officer, and changes made to this Code, will be publicly disclosed in a prompt manner as required by applicable laws and regulations.

XVI.     CODE NOT A CONTRACT OF EMPLOYMENT

         This Code is not a contract of employment nor is it meant to limit the Company's rights to discipline or terminate employees for any acts or omissions, including those not set forth as part of this Code of Conduct. Neither does this Code of Conduct change the status of any at-will employee. The Company retains all of its rights in connection with the discipline and/or termination of Affiliates. This Code of Conduct is in addition to any employment contract that an Affiliate may have with the Company.

XVII.    NAMES AND NUMBERS

         Chief Executive Officer                     Ira B. Lampert                     (954) 331-4203

         Chief Financial Officer                     Donald Dawn                        (954) 331-4274

         General Counsel                             Alan Schutzman, Esq.               (954) 331-4285

         Outside Counsel                             Ralph Sutcliffe, Esq.              (212) 479-6000
                                                     Kronish Lieb, Weiner
                                                       & Hellman
                                                     1114 Ave. of the Americas
                                                     New York, NY  10036

         Chairman of the Audit Committee             Ronald S. Cooper                   (516) 487-0863
                                                     3 West Woods Road
                                                     Great Neck, NY 11020


[CONCORD LOGO]
                                                                      EXHIBIT C


                              CONCORD CAMERA CORP.
                            DETAILED JOB DESCRIPTION
                                        -


JOB TITLE:      Chief Financial Officer ("CFO")
LOCATION:       Hollywood, Florida
DEPARTMENT:     Finance and Accounting/Executive
REPORTS TO:     Chief Executive Officer


JOB PURPOSE:

The CFO is responsible for managing and directing the Company's worldwide Finance and Accounting organization(s) ("organization"), including its fiscal and reporting functions in accordance with generally accepted accounting principles issued by the Financial Accounting Standard Board, the Securities and Exchange Commission, other regulatory and advisory organizations and in accordance with financial management techniques and practices appropriate for public companies. Building a "world class" effective and efficient organization, with the requisite skills and experience to support and contribute to the growth of the Company, and to align the organization with the other Company business units, by providing the requisite support unit, being a resource and a building block. Gate keeper of the Company's finances and internal controls and a key member of and contributor to the senior executive management team.

ESSENTIAL DUTIES AND RESPONSIBILITIES:

         o Plan, develop, organize, implement, direct and evaluate the company's fiscal function and performance.

         o Participate in the development of the company's plans and programs as a strategic partner.

         o Evaluate and advise on the impact of long range planning, including introduction of new programs/strategies.

         o Develop credibility for the finance group by providing timely and accurate analysis of budgets, financial reports and financial trends in order to assist the CEO and the Board of Directors, and other senior management executives in performing their duties and responsibilities.

         o Enhance and/or develop, implement and enforce policies and procedures of the company by way of systems that will improve the overall operation and effectiveness of the company.

         o Establish credibility throughout the company and with the Board of Directors as an effective developer of solutions to business challenges.

         o Provide technical financial advice and knowledge to others within the financial discipline.


                                     1 of 4

         o Continual improvement of the budgeting process through education of department managers on financial issues impacting their budgets.

         o Regulatory compliance related to the applicable Securities Laws and Regulations, including Sarbanes Oxley.

         o  Internal control(s).

         o Provide strategic financial input and leadership on decision making issues affecting the company, i.e. evaluation of potential alliances acquisitions and/or mergers and pension funds and investments.

         o Optimize the handling of bank and deposit relationships and initiate appropriate strategies to enhance cash position.

         o Develop a reliable cash flow projection process and reporting mechanism which includes minimum cash threshold to meet operating needs.

         o Be an advisor from the financial perspective on any contracts into which the company may enter.

         o Evaluation of the finance division structure and team plan on an worldwide basis for continual improvement of the efficiency and effectiveness of the company and its subsidiaries and affiliates as well as providing individuals with professional and personal growth with emphasis on opportunities (where possible) of individuals.

         o  Financing, including institutional and capital markets.

         o  Lead Company to achieve Section 404 certification.

ADDITIONAL DUTIES AND RESPONSIBILITIES:

         o  Accomplish all tasks as appropriately assigned or requested.

QUALIFICATIONS:

EXPERIENCE AND COMPETENCIES

         o  Minimum of twenty (20) years experience in Finance and Accounting.

         o  Experience at a "Big 5" firm:

            o Rising to partner level, or in the alternative to the senior manager level

            o  Experience with public companies:

               o  Entrepreneurial style - large small cap or mid-cap companies

               o  Multinational

               o  Manufacturing & Distribution

               o  Involved in public offerings including debt & equity

               o  Bank and/or institutional financing(s)

               o  SEC filings including forms 8-K, 10-K and 10-Q and Annual
                  Proxy

               o  Retail Sales

DISCLAIMER: Nothing in this job description restricts management's right to assign or reassign duties and responsibilities to this job at any time. This job description is not an employment agreement or contract, implied or otherwise.

                                     2 of 4

         o Experience at CFO level in a large small cap, or a mid-cap multi-national, manufacturing (Electronics and/or similar products) and distribution (to large retailers and distributors worldwide) company that is publicly held and has an entrepreneurial style - direct report to CEO.

         o Experience in growing a company significantly in excess of its current size and capacity despite current size and years of existence it would be helpful if the candidate had an understanding of how to create or improve the infrastructure of a company with sharp growth prospects.

         o Consistency and continuity of prior positions (long tenure at prior employers)

         o A very good technical background related to accounting and auditing (including FASB and SEC requirements) and an understanding of worldwide tax matters (including transfer pricing).

         o  A good problem solver - capable of bringing solutions to the CEO

         o  Articulate and able to think on his/her feet

         o Excellent verbal and written communicator able to communicate clearly and concisely

         o  Ability to delegate

         o  Good people skills

         o Experience in raising capital and with structuring debt and/or equity instruments

         o  Experience in dealing with investors, money managers and analysts

         o  Experience in dealing with Investment Bankers

         o Should have European, Hong Kong/China, Southeast Asia experience, including Japan and Korea

         o  Experience with domestic and international HR type issues

         o Demonstration of getting through tough issues/situations - battle tested

         o Experience with selection of and understanding the operation of IT systems

         o  Take charge personality

         o Operation savvy - understands the business and is able to translate it to the financial needs, both financial reporting and financing

         o Ability to deal with auditors, tax and legal advisors at a senior level

         o  Creative and able to think outside the box

         o Accustomed to and acclimated to both domestic and international travel

         o  SAP experience desirable

         o  Experience in dealing with Public Offerings desirable

         o Experience in conducting business with worldwide retailers and manufacturers, and supply chain

LICENSES AND EDUCATIONAL REQUIREMENTS:

         o  Certified Public Accountant

         o Master's Degree (MA) or equivalent, i.e. Finance, Mathematics, Taxation etc.

DISCLAIMER: Nothing in this job description restricts management's right to assign or reassign duties and responsibilities to this job at any time. This job description is not an employment agreement or contract, implied or otherwise.


                                     3 of 4

SUPERVISORY RESPONSIBILITIES:

         o The incumbent will be responsible for managing the worldwide Finance and Accounting functions in the Americas (USA and Canada), Europe (United Kingdom, France and Germany) and Asia (Japan, Hong Kong and China) and will have key direct reports in the areas of Finance and Accounting in all of the above locations

         o The incumbent will report to the CEO and work very closely with other senior management executives in the organization such as the COO, Sr. Executive VP, General Counsel and the Senior VP and Director of Global Sales and Marketing.



PHYSICAL, MENTAL AND ENVIRONMENTAL CONDITIONS OF THE JOB:

         o While performing the duties of this job, the employee is occasionally required to stand; sit; use hands to finger, handle or feel objects, tools or controls; reach with hands and arms; climb stairs; balance; stoop, kneel, crouch or crawl; talk or hear; taste or smell and be mobile. Specific vision abilities required by the job include close vision, distance vision, color vision, peripheral vision, depth perception, and the ability to adjust focus.

WORKING CONDITIONS:

         o  The position requires long work hours both in and out of the office.

         o The position necessitates work on weekends and public holidays as and when required.

         o  The position has a high degree of job stress

         o The position requires travel within the Americas and within Europe and Asia.

WORK HABITS:

         o The individual must develop and maintain courteous and effective working relationships with senior executive management, those in the organization and external organizations as required in the course of conducting business.

         o The individual must maintain regular and reliable attendance and be dependable, including being available out of normal office hours.

I have read and understand this explanation and job description.

Signature:  ___________________________

Print Name: ___________________________

Date:       ___________________________


DISCLAIMER: Nothing in this job description restricts management's right to assign or reassign duties and responsibilities to this job at any time. This job description is not an employment agreement or contract, implied or otherwise.


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